                                                               EXHIBIT (99-3)




                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D. C. 20549





                              ___________________

                                   FORM 11-K

                               _________________



                                 ANNUAL REPORT





                        PURSUANT TO SECTION 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




                 FOR THE FISCAL YEAR ENDED DECEMBER 31, 1993



                               _________________





                            SONOCO PRODUCTS COMPANY

                  EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN




                            SONOCO PRODUCTS COMPANY

                              NORTH SECOND STREET

                        HARTSVILLE, SOUTH CAROLINA 29550

                                                       EXHIBIT (99-3)



                            SONOCO PRODUCTS COMPANY

                   EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN



Financial Statements:                                                             Page(s)
                                                                                  -------
  Report of Independent Accountants                                               3


  Statements of Net Assets Available
  for Plan Benefits as of December 31,
  1993 and 1992                                                                   4


  Statements of Changes in Net Assets
  Available for Plan Benefits for the years
  ended December 31, 1993, 1992 and 1991                                          5-6


  Notes to Financial Statements                                                   7-11


Supplemental Schedules:

  Assets Held For Investment as of
  December 31, 1993                                                               12

  Reportable Transactions for the
  year ended December 31, 1993                                                    13-14

                       REPORT OF INDEPENDENT ACCOUNTANTS
                       ---------------------------------


To the Administrative Committee of the
 Sonoco Products Company Employee Savings and Stock Ownership Plan:

We have audited the accompanying statements of net assets available for plan benefits of the Sonoco Products Company Employee Savings and Stock Ownership Plan as of December 31, 1993 and 1992, and the related statements of changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Administrative Committee. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Administrative Committee, as well as the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Sonoco Products Company Employee Savings and Stock Ownership Plan as of December 31, 1993 and 1992, and the changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment and reportable transactions as of and for the year ended December 31, 1993, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 and are not a required part of the basic financial statements. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.





Charlotte, North Carolina                /s/ COOPERS & LYBRAND
March 23, 1994                           ---------------------
                                             COOPERS & LYBRAND

            SONOCO PRODUCTS COMPANY AND CONSOLIDATED SUBSIDIARIES

                          -----------------------------

                            SONOCO PRODUCTS COMPANY

                   EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN

              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                        as of December 31, 1993 and 1992
                             (Dollars in thousands)



                                                                      1993
                                         ----------------------------------------------------------------
                                          Sonoco
                                           Stock    Balanced   Growth    Equity      Income
                                            Fund      Fund      Fund      Fund        Fund        Total
                                         -------    -------   -------    -------    --------     --------
          ASSETS
          ------
Investments                              $37,191    $ 7,673   $13,652    $ 9,608    $100,996     $169,120
Contributions receivable - Sonoco            454                                                      454
Employee loans receivable                                                              8,207        8,207
Other
                                         -------    -------   -------    -------    --------     --------
                                         $37,645    $ 7,673   $13,652    $ 9,608    $109,203     $177,781
                                         =======    =======   =======    =======    ========     ========


  LIABILITIES AND NET ASSETS
  --------------------------
  AVAILABLE FOR PLAN BENEFITS
  ---------------------------

Accounts Payable, trustee                $          $         $          $          $     96     $     96
Net assets available for plan
benefits                                  37,645      7,673    13,652      9,608     109,107      177,685
                                         -------    -------   -------    -------    --------     --------
                                         $37,645    $ 7,673   $13,652    $ 9,608    $109,203     $177,781
                                         =======    =======   =======    =======    ========     ========

                                                                      1992
                                         ----------------------------------------------------------------
                                          Sonoco
                                           Stock    Balanced   Growth     Equity     Income
                                            Fund      Fund      Fund       Fund       Fund        Total
                                         -------    -------   -------    -------    --------     --------
          ASSETS
          ------
Investments                              $31,833    $ 4,974   $ 7,061    $10,127    $100,340     $154,335
Contributions receivable - Sonoco            407                                                      407
Employee loans receivable                                                              6,473        6,473
Other
                                         -------    -------   -------    -------    --------     --------
                                         $32,240    $ 4,974   $ 7,061    $10,127    $106,813     $161,215
                                         =======    =======   =======    =======    ========     ========


  LIABILITIES AND NET ASSETS
  --------------------------
  AVAILABLE FOR PLAN BENEFITS
  ---------------------------

Accounts Payable, trustee                $          $         $          $          $    113     $    113
Net assets available for plan
benefits                                  32,240      4,974     7,061     10,127     106,700      161,102
                                         -------    -------   -------    -------    --------     --------
                                         $32,240    $ 4,974   $ 7,061    $10,127    $106,813     $161,215
                                         =======    =======   =======    =======    ========     ========



    The accompanying Notes are an integral part of the financial statements.

             SONOCO PRODUCTS COMPANY AND CONSOLIDATED SUBSIDIARIES


                             ---------------------
                                                                EXHIBIT(99-3)
                            SONOCO PRODUCTS COMPANY

                   EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN

        STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                 for the years ended December 31, 1993 and 1992
                             (Dollars in thousands)


                                                                      1993
                                        -----------------------------------------------------------------
                                         Sonoco
                                         Stock      Balanced   Growth     Equity     Income
                                          Fund        Fund      Fund       Fund       Fund         Total
                                        --------    -------   -------    -------    --------     --------
Investment income
  Net appreciation
    (depreciation)                      $(2,841)    $  419    $  938     $   (87)   $            $ (1,571)
  Interest and
    dividends                             1,043        628     1,073         766      5,125         8,635
                                        -------     ------    ------     -------    -------      --------

                                         (1,798)     1,047     2,011         679      5,125         7,064
Investment
  expenses                                  (93)       (13)      (20)        (67)      (260)         (453)
                                        -------     ------    ------     -------    -------      --------
 Net investment
  income (loss)                          (1,891)     1,034     1,991         612      4,865         6,611

Contributions:
  Sonoco Products
    Company                               5,250                                                     5,250
  Employees                               1,218      1,062     1,491       1,105      8,503        13,379

Fund transfers                            2,050        681     3,351      (1,740)    (4,342)
Withdrawals and
  terminations                           (1,222)       (78)     (242)       (496)    (6,619)       (8,657)
                                        -------     ------    ------     -------   --------      --------
Increase in net assets
  available for plan
  benefits                                5,405      2,699     6,591        (519)     2,407        16,583

Net assets available
  for plan benefits:
  Beginning of year                      32,240      4,974     7,061      10,127    106,700       161,102
                                        -------     ------    ------     -------    -------      --------

  End of year                           $37,645     $7,673   $13,652     $ 9,608   $109,107      $177,685
                                        =======     ======    ======     =======    =======      ========

                                                                      1992
                                        -----------------------------------------------------------------
                                        Sonoco
                                        Stock       Balanced   Growth     Equity     Income
                                         Fund         Fund      Fund       Fund       Fund         Total
                                        --------    -------   -------    -------    --------     --------
Investment income
  Net appreciation
    (depreciation)                      $ 8,055     $  (58)  $  (547)    $   212   $             $  7,662
  Interest and
    dividends                               611        366       898         429      8,100        10,404
                                        -------     ------    ------     -------    -------      --------

                                          8,666        308       351         641      8,100        18,066
Investment
  expenses                                  (17)        (6)       (8)        (62)      (273)         (366)
                                        -------     ------   -------     -------   --------      --------
 Net investment
  income (loss)                           8,649        302       343         579      7,827        17,700

Contributions:
  Sonoco Products
    Company                               4,747                                                     4,747
  Employees                                 953        879       705         950      8,452        11,939

Fund transfers                             (362)     3,929     6,247      (1,134)    (8,680)
Withdrawals and
  terminations                           (1,123)      (136)     (234)       (636)    (7,683)       (9,812)
                                        -------     ------   -------     -------   --------      --------



Increase in net assets
  available for plan
  benefits                               12,864      4,974     7,061        (241)       (84)       24,574

Net assets available
  for plan benefits:
  Beginning of year                      19,376                           10,368    106,784       136,528
                                        -------     ------    ------     -------    -------      --------

  End of year                           $32,240     $4,974   $ 7,061     $10,127   $106,700      $161,102
                                        =======     ======    ======     =======    =======      ========





    The accompanying Notes are an integral part of the financial statements.

             SONOCO PRODUCTS COMPANY AND CONSOLIDATED SUBSIDIARIES

                             ---------------------

                            SONOCO PRODUCTS COMPANY

                   EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN

  STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS, continued

                            as of December 31, 1991
                             (Dollars in thousands)

                                                      1991
                               ------------------------------------------------------
                                 Stock           Equity        Income
                                 Fund             Fund          Fund          Total
                               ---------        -------       --------       --------
Investment income
  Net appreciation             $   777          $ 1,714       $              $  2,491
   Interest and dividends          471              397          9,764         10,632
                               -------          -------       --------       --------

                                 1,248            2,111          9,764         13,123

Investment
    expenses                                        (30)          (136)          (166)
                               -------          -------       --------       --------
Net investment
    income (loss)                1,248            2,081          9,628         12,957

Contributions:
  Sonoco Products
       Company                   4,309                                          4,309
  Employees                      1,381              921          8,981         11,283

Fund transfers                     (68)             443           (375)
Withdrawals and
     terminations               (1,594)            (885)        (9,041)       (11,520)
                               -------          -------       --------       --------

Increase in net assets
     available for plan
     benefits                    5,276            2,560          9,193         17,029

Net assets available
     for plan benefits:
     Beginning of year          14,100            7,808         97,591        119,499
                               -------          -------       --------       --------

     End of year               $19,376          $10,368       $106,784       $136,528
                               =======          =======       ========       ========

    The accompanying Notes are an integral part of the financial statements.

                            SONOCO PRODUCTS COMPANY

                   EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN

                         NOTES TO FINANCIAL STATEMENTS


1.       Significant Accounting Policies:

         CONTRIBUTIONS - Contributions from Sonoco Products Company (the "Company") are recorded in the year and in the amount authorized by the Company's Board of Directors. The receivable from Sonoco Products Company represents amounts authorized at year-end, but not yet received by the Plan. Contributions from employees of Sonoco Products Company are recorded in the year in which the employee contributions are withheld.

         INVESTMENT VALUATION - Investments in the Income Fund are valued principally at contract value. Investments in the Aetna Equity Fund are valued at fair value as determined by Aetna Life Insurance Company. Investments in the Sonoco Products Company Common Stock Fund are valued at quoted market prices. Investments in the Growth Fund and the Balanced Fund are valued at fair value as determined by Fidelity Institutional Retirement Services Company, Inc.

         NET APPRECIATION OR DEPRECIATION - The Plan presents in the Statements of Changes in Net Assets Available for Plan Benefits the net appreciation or depreciation in the fair value of its investments that consists of the realized gains or losses and the unrealized appreciation or depreciation on those investments.

2.       Description of Plan

         The Plan is a defined contribution plan covering substantially all U.S. full-time non-union employees (to exclude the recent acquisitions of Engraph and Crellin) with one year of service. Participants may elect to defer up to 16% of gross pay through payroll deductions. Contributions may be pre-tax, after-tax or a combination thereof. The maximum annual pre-tax contribution for any participant is $8,994. Total annual contributions, including employer matching contributions, are limited to $30,000 or 25% of gross pay whichever is less. The Company provides employer matching contributions of Company stock or cash to be used to purchase Company stock in amounts to be determined annually by the Company's Board of Directors. The Company may elect to provide additional contributions at the discretion of its Board. Participants vest in Company contributions and earnings thereon at a rate of 20% per year beginning after two years of service, becoming fully vested after six years of service or at retirement, death, upon reaching age 55 or permanent disability, if earlier. Participants are fully vested in their own contributions and earnings thereon at all times. Under the Plan, participants may elect to have their account balances invested in 5% increments in an equity fund, a Company stock fund, a growth fund, a balanced fund or an interest income fund.

                            SONOCO PRODUCTS COMPANY

                   EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN

                         NOTES TO FINANCIAL STATEMENTS



2.       Description of Plan, Continued

         Upon termination of service, a participant may elect to receive a lump-sum distribution in either cash or Company stock, or in five equal annual installments of cash, or receive a distribution quarterly of an amount no less than $1,000.

         Participants may borrow against their account balances. The minimum amount of any loan is $1,000 and the maximum is $50,000 or 50% of a participant's total vested balance, whichever is less. Principal and interest is due not less than quarterly over no more than five years for a personal loan or twenty years for a residential loan. Interest is determined based on the prime rate plus 1%.

         Forfeitures of account balances reduce Company contributions.

         Participants should refer to the Plan agreement for a more complete description of the Plan.

3.       Investments:

         The Income Fund invests in guaranteed insurance contracts.
         These contracts are credited or charged for guaranteed investment earnings, benefit withdrawals or investment expenses. The fund contracts have no material restrictions as to withdrawal amounts by participants except as otherwise provided by the plan. The Equity fund invests in the Aetna Growth and Income Equity Account which consists of common stocks and securities that are convertible to common stock together with all income and accretion thereon. The Growth Fund invests in the Fidelity Magellan Fund which holds common stocks and securities convertible to common stocks with the goal of capital appreciation. The Balanced Fund invests in the Fidelity Balanced Fund which holds a broadly diversified portfolio of securities including common stocks, preferred stocks, and bonds with the goal of generating income. Also, employees may elect to invest in the Sonoco Stock Fund which consists solely of investments in Sonoco Products Company common stock.

         Allocation of contributions to investment funds, in 5% increments, is based on each participant's election. The number of participants in each fund is summarized as follows:

                                                     DECEMBER 31
                                            ----------------------------
                                             1993         1992       1991
                                            -----        -----     ------
         Income Fund                        4,909        4,867     4,928
         Sonoco Stock Fund                  1,599        1,203     1,016
         Equity Fund                        1,199        1,107     1,025
         Growth Fund                        1,262          880
         Balanced Fund                        765          540

                            SONOCO PRODUCTS COMPANY

                   EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN

                         NOTES TO FINANCIAL STATEMENTS

3.       Investments, continued

         A summary of the Plan's investments by account type as of December 31, 1993 and 1992 is as follows:

                                                                               1993
                                                               -------------------------------------
                                                                        (DOLLARS IN THOUSANDS)
                                                                UNIT/SHARES  MARKET VALUE    COST
                                                               -----------  ------------  ----------
Income Fund:
- -----------
  Aetna Life Insurance Company
  Participating Accumulation Fund, 5.82%                                        $   150      $   150

  Bankers Trust Guaranteed
  Insurance Contract, 4.99%                                    10,235,704        10,236       10,236

  Bankers Trust Guaranteed
  Insurance Contract, 3.66%                                     4,062,286         4,062        4,062

  J. P. Morgan Guaranteed
  Insurance Contract, 7.00%                                    13,864,922        13,866       13,866

  Lincoln National Life
  Guaranteed Insurance Contract, 6.74%                         10,649,232        10,649       10,649

  Lincoln National Life
  Guaranteed Insurance Contract, 5.67%                          5,252,457         5,252        5,252

  Metropolitan Life Guaranteed
  Insurance Contract, 6.75%                                    10,650,194        10,650       10,650

  John Hancock Mutual Life
  Guaranteed Insurance Contract, 7.25%                         14,546,386        14,546       14,546

  Provident Life Contract
  Guaranteed Insurance Contract, 5.40%                         10,605,316        10,605       10,605

  Prudential Insurance Company
  Guaranteed Insurance Contract, 4.85%                         10,390,828        10,391       10,391

  State Mutual Guaranteed Insurance
  Contract, 4.55%                                               5,202,706         5,203        5,203

  Sun Mutual Life Guaranteed
  Insurance Contract, 6.23%                                     5,385,892         5,386        5,386
                                                                               --------     --------
                                                                                100,996      100,996
Equity Fund:
- ------------
  Aetna Growth and Income Equity Account
  (unit value $1.06)                                            9,763,240         9,608        9,075

Growth Fund:
- ------------
  Fidelity Magellan Fund
  (market value $70.85)                                           175,609        13,652       13,252


                            SONOCO PRODUCTS COMPANY

                   EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN

                         NOTES TO FINANCIAL STATEMENTS


3.       Investments, continued

                                                          1993
                                         ------------------------------------
                                                 (DOLLARS IN THOUSANDS)
                                         UNIT/SHARES    MARKET VALUE    COST
                                         -----------    ------------   ------
Balanced Fund:
- --------------
  Fidelity Balanced Fund
  (market value $13.39)                     590,172        7,673        7,337

Sonoco Stock Fund:
- ------------------
  Sonoco Common Stock*
  (market value per share $22.00)         1,690,500       37,191       29,393
                                                        --------     --------
                                                        $169,120     $160,053
                                                        ========     ========


                                                         1992
                                         ------------------------------------
                                               (Dollars in thousands)
                                         Unit/Shares  Market Value      Cost
                                         -----------  ------------    -------
Income Fund:
- ------------
  Aetna Life Insurance Company
  Participating Accumulation
  Fund, 7.57%                                           $ 58,868     $ 58,868

  J. P. Morgan Guaranteed
  Insurance Contract, 7.00%              13,784,445       13,785       13,785

  John Hancock Mutual Life
  Guaranteed Insurance
  Contract, 7.25%                        14,750,966       14,751       14,751

  Provident Life Contract
  Guaranteed Insurance
  Contract, 5.40%                         7,891,544        7,892        7,892

  Sun Mutual Life Guaranteed
  Insurance Contract, 6.23%               5,044,072        5,044        5,044
                                                         -------      -------
                                                         100,340      100,340

Equity Fund:
- ------------
  Aetna Growth and Income
  Equity Account
  (unit value - $8.72)                    1,159,404       10,127          8,859

Growth Fund:
- ------------
  Fidelity Magellan Fund
  (market value $63.01)                     112,062        7,061          7,595

Balanced Fund:
- --------------
  Fidelity Balanced Fund
  (market value $12.29)                     404,719        4,974          5,030

Sonoco Stock Fund:
- ------------------
  Sonoco Common Stock*
  (market value per share $23.88)         1,333,320       31,833         20,941
                                                        --------       --------
                                                        $154,335       $142,765
                                                        ========       ========

*Shares and share price restated to reflect the two-for-one stock split effective June 10, 1993.

                            SONOCO PRODUCTS COMPANY

                   EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN

                         NOTES TO FINANCIAL STATEMENTS



3.       Investments, Continued

The Plan's investments appreciated (depreciated) in value as follows:


                                                               Year ended December 31
                                                        ----------------------------------
                                                              (Dollars in thousands)
                                                           1993         1992         1991
                                                          ------       ------       ------
Equity Fund                                             $   (87)       $  212       $1,714
Sonoco Stock Fund                                        (2,841)        8,055          777
Growth Fund                                                 938          (547)
Balanced Fund                                               419           (58)
                                                        -------         -----       ------
                                                        $(1,571)       $7,662       $2,491
                                                        =======        ======       ======



4.       Employee Loans Receivable:

         Employee loans must be repaid over a period not longer than five years from the date of the loan except loans for purposes related to acquiring, building, or substantially rehabilitating a primary residence may be repaid during a period of up to twenty years. Interest is charged at a fixed rate for the full term of the loan based on the prime rate plus 1% (7% at December 31, 1993). Approximate minimum repayments of employee loans receivable due in 1994 are $1,589,151.


5.       Tax Status

         The Company has requested an updated determination letter from the Internal Revenue Service under which the Plan would qualify for favorable tax treatment under Sections 401(k), 401(a) and 4975(e)(7) of the Internal Revenue Code and therefore be exempt from federal income taxes under provisions of Section 501(a).

         A participant must pay regular income tax plus a 10% excise tax for withdrawal of any portion of his accumulated pre-tax account balance, or the portion of his after-tax account balance representing Company contributions or earnings prior to retirement, disability or attaining age 59-1/2. The 10% excise tax is waived if withdrawal is to cover uninsured medical bills that are otherwise deductible for tax purposes. Withdrawal of the pre-tax account balance, or the portion of the after-tax account balance representing Company contributions or earnings, after retirement, disability or attaining age 59-1/2 is subject to regular income tax.

6.       Contributions

         For fiscal years ended December 31, 1993, 1992 and 1991, the amount of employer contributions made entirely in Company stock under the Plan were $5,249,796; $4,746,522; and $4,308,987, respectively.

                            SONOCO PRODUCTS COMPANY

                   EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN

                ITEM 27(A) ASSETS HELD FOR INVESTMENT PURPOSES

                            AS OF DECEMBER 31, 1993

                           -------------------------


IDENTITY OF ISSUE                               DESCRIPTION OF INVESTMENT                           COST   MARKET VALUE
- -----------------                               -------------------------                           ----   ------------
                                                                                                  (DOLLARS IN THOUSANDS)
Aetna Life Insurance Company                     Participating Accumulation Fund                 $    150   $    150

J. P. Morgan                                     Guaranteed Insurance Contract                     13,866     13,866

John Hancock Mutual Life                         Guaranteed Insurance Contract                     14,546     14,546

Provident Life                                   Guaranteed Insurance Contract                     10,605     10,605

Sun Mutual Life                                  Guaranteed Insurance Contract                      5,386      5,386

Aetna Life Insurance Company                     Growth and Income Equity Account                   9,075      9,608

Fidelity Institutional Retirement Services       Fidelity Magellan Growth Fund                     13,252     13,652

Fidelity Institutional Retirement Services       Fidelity Balanced Fund                             7,337      7,673

Sonoco Products Company                          Common Stock - 1,690,500 shares                   29,393     37,191

Bankers Trust                                    Guaranteed Insurance Contract                     10,236     10,236

Bankers Trust                                    Guaranteed Insurance Contract                      4,062      4,062

Lincoln National Life of Georgia                 Guaranteed Insurance Contract                     10,649     10,649

Lincoln National Life of Georgia                 Guaranteed Insurance Contract                      5,252      5,252

Metropolitan Life                                Guaranteed Insurance Contract                     10,650     10,650

Prudential Insurance Company                     Guaranteed Insurance Contract                     10,391     10,391

State Mutual Life                                Guaranteed Insurance Contract                      5,203      5,203
                                                                                                 ---------  ---------
         Total Investments                                                                       $160,053   $169,120
                                                                                                 =========  =========




                            SONOCO PRODUCTS COMPANY

                   EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN

                       ITEM 27(d) REPORTABLE TRANSACTIONS

                             (DOLLARS IN THOUSANDS)

                      FOR THE YEAR ENDED DECEMBER 31, 1993

                         ------------------------------

                                                                                                   Realized
Identity of Party Involved and                           Purchase     Selling         Cost         Net Gain
    Description of Assets              Transactions      Price (A)    Price (A)       of Asset     (Loss)
- ------------------------------         ------------      ---------    ---------       --------     --------
Any single transaction within
the Plan year in securities
involving an amount in excess
of 5% of the current value
of Plan assets.

Aetna Life Insurance Company
Deposit Contracts                      1 sale                         $19,717          $19,717
                                       1 sale                          19,778           19,778
                                       1 sale                          19,667           19,667

W B DTF Short-Term Investment Fund     1 purchase        $ 9,888
                                       1 purchase         20,419
                                       1 sale                           9,953            9,953
                                       1 sale                          11,693           11,693
                                       1 sale                           8,587            8,587

Lincoln National Life                  1 purchase         10,000

Metropolitan Life Contract             1 purchase         10,000

Bankers Trust Contract 93-529          1 purchase         10,000

Prudential Insurance Company           1 purchase          8,735

Bankers Trust Contract #93551          1 purchase          8,294


(A)      Fair value at date of transaction is equal to purchase or sale price.

                            SONOCO PRODUCTS COMPANY

                   EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN

                       ITEM 27(d) REPORTABLE TRANSACTIONS

                             (DOLLARS IN THOUSANDS)

                      FOR THE YEAR ENDED DECEMBER 31, 1993

                          ---------------------------

                                                                                                                          REALIZED
IDENTITY OF PARTY INVOLVED AND                                            PURCHASE          SELLING          COST         NET GAIN
    DESCRIPTION OF ASSETS                            TRANSACTIONS         PRICE (B)         PRICE (B)      OF ASSET        (LOSS)
- ------------------------------                       ------------         ---------        ----------      --------       --------
Any series of transactions within
the Plan year in securities, of the
same issue or by the same broker,
when aggregated, involves an
amount in excess of 5% of the
current value of Plan assets - (Note A).

Aetna Life Insurance Company
Deposit Contracts                                2 purchases, 5 sales    $     583         $59,316         $59,316

W B DTF Short-Term Investment Fund            241 purchases, 204 sales      39,950          39,765          39,765

Provident Life Contract                        12 purchases,  14 sales       6,432           4,270           4,270

Lincoln National Life                                       1 purchase      10,000

Metropolitan Life Contract                                  1 purchase      10,000

Bankers Trust Contract 93-529                   2 purchases,   2 sales      10,311             520             520

Prudential Insurance Co.                       45 purchases,  42 sales      18,658           8,597           8,597

Bankers Trust Contract 93551                    1 purchase,   10 sales       8,294           4,433           4,433

Sonoco Products Co.                            73 purchases,  20 sales       9,586           1,049             805       $  244


(A) Purchases and sales transactions made on various occasions during the Plan year are aggregated here.

(B) Fair value at date of transaction is equal to purchase or sale price.